April 25, 2003

American Skandia Life Assurance Corporation
One Corporate Drive
Shelton, Connecticut  06484

         RE:      Post-Effective Amendment No. 6 to Registration Statement on Form N-6 filed by
                  American Skandia Life Assurance Corporation , Depositor, and American Skandia
                  Life Assurance Corporation Separate Account F, Trust
                  Securities Act Registration No. 333-95957
                  Related Investment Company Act Filing on Form N-8B-2:  811-08447

Dear Sir/Madam:

I have acted as Counsel to American  Skandia  Life  Assurance  Corporation  (the  "Company"),  a  Connecticut  insurance  company,  and
American  Skandia  Life  Assurance  Corporation  Separate  Account F (the  "Account")  in  connection  with the  registration  with the
Securities  and Exchange  Commission  under the  Securities  Act of 1933,  as amended,  of a certain  flexible  premium  variable  life insurance policy that will be issued by American Skandia (the "Policies").

I have examined or caused to be examined such documents  (including the Form S-6  registration  statement) and reviewed or caused to be reviewed such questions of law as I considered  necessary and appropriate,  and on the basis of such  examination and review,  it is my opinion that:

1.       The Company is a corporation  duly  organized  and validly  existing as a stock life  insurance  company under the laws of the
     State of Connecticut and is duly authorized by the Insurance Department of the State of Connecticut to issue the Policies.
2.       The Policies,  when issued as contemplated by the Form S-6 Registration  Statement,  will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form S-6 registration statement for the Policies and the Account.

                                                     Sincerely yours,

                                                /s/  Scott K. Richardson
                                                     Senior Counsel